UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2012

DATA STORAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54579 (Commission File Number)	98-0530147 (I.R.S. Employer Identification Number)

401 Franklin Avenue, Garden City, New York 11530
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (212) 564-4922

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in to a Material Definitive Agreement

On September 7, 2012, Data Storage Corporation (the “Company”) entered into stock purchase agreements with each of John F. Coghlan and Clifford Stein (Messrs. Coghlan and Stein are referred to as the “Purchasers”) pursuant to which the Company agreed to issue and sell 833,333 shares of its common stock, par value $0.001 per share (the “Common Stock”), to each Purchaser at a price of $0.15 per share, equal to aggregate consideration of $250,000 for 1,666,666 shares. Each of the Purchasers is a director of the Company.  The sales were consummated on September 10, 2012.

Item 3.02 Unregistered Sales of Equity Securities

On September 10, 2012, the Company sold an aggregate of 1,666,666 shares of Common Stock as more fully described in Item 1.01 above and incorporated by reference herein. The shares were issued in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits	Description

2.1	Stock Purchase Agreement between the Company and John F. Coghlan dated as of September 7, 2012.

2.2	Stock Purchase Agreement between the Company and Clifford Stein dated as of September 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATA STORAGE CORPORATION

Date: September 13, 2012	By:
	Name:	Charles M. Piluso
	Title:	President/CEO

EXHIBIT INDEX

Exhibits	Description

2.1	Stock Purchase Agreement between the Company and John F. Coghlan dated as of September 7, 2012.

2.2	Stock Purchase Agreement between the Company and Clifford Stein dated as of September 7, 2012